Exhibit 99.1

ITC Announces Corporate Reorganization

Organizational changes support company’s core business focus and increased dedicated resources for grid development activities

NOVI, Mich., February 4, 2015 — ITC Holdings Corp. (NYSE: ITC) today announced an internal reorganization and executive changes to position the company for continued operational excellence, growth and success.  These changes build on the strong foundation of operational excellence established by ITC for its core operating companies and strong growth through its grid development efforts.

“In recognition of the robust transmission development landscape, this reorganization offers additional flexibility to ensure we have dedicated resources available to take advantage of  development opportunities without detracting focus from our core operating entities,” said Joseph L. Welch, chairman, president and CEO of ITC.  “It also leverages the bench strength of the company’s leadership team as we continue to chart a course for continued operational excellence, growth and sustainability.”

Effective immediately, and reporting to Joseph L. Welch, president, chairman and CEO:

•                  In order to drive continued focus on the core operating companies, Linda Blair, executive vice president and chief business unit officer, will be responsible for leading all aspects of the financial and operational performance of ITC’s four regulated operating companies.  Blair also will assume responsibility as the business unit head and president of the ITCTransmission and METC operating companies.  Krista Tanner, president of ITC Midwest, will continue to report to Blair.  Brett Leopold has been appointed president, ITC Great Plains.  Gregory Ioanidis has been appointed vice president of Business Unit Finance and Rates for the four regulated operating companies and will continue to report to Blair. Ioanidis was formerly president of ITC Michigan.

•                  In order to drive growth through the company’s development efforts, Daniel Oginsky has been appointed executive vice president of U.S. Regulated Grid Development. He will be responsible for leading the company’s growth and expansion through new investments in regulated electric transmission infrastructure across the United States.  Oginsky previously served as the company’s executive vice president and general counsel.  Kristine Schmidt has been appointed vice president, Regulated Grid Development and will now report to Oginsky.  She was formerly president of ITC Great Plains.

•                  As part of the company’s efforts to diversify its development portfolio, Terry Harvill has been appointed vice president of International and Merchant Development.  In his new role, Harvill will focus on driving the company’s growth and expansion internationally and domestically through merchant and other commercial development opportunities.

•                  Jon Jipping remains executive vice president and chief operating officer.  Brian Slocum has been named to the position of vice president of Operations, while Tom Vitez will resume his position as vice president of Planning.  Joe Bennett has been appointed vice president of Engineering.  Slocum, Vitez, and Bennett will report directly to Jipping.

•                  Given heightened attention on cyber security programs, Ron Hinsley, vice president of Information Technology and chief information officer, will report to Welch while continuing in his current role and capacity.

•                  Rejji Hayes remains senior vice president, chief financial officer and treasurer.  Gretchen Holloway has been newly appointed vice president of Finance and will report to Hayes.  Additionally, Fred Stibor, vice president and controller, will continue to report to Hayes.

•                  Christine Mason Soneral is newly appointed as ITC’s vice president and general counsel.  Wendy McIntyre, vice president, secretary and general counsel of Enterprise Operations, will report to Soneral.  Additionally, Simon Whitelocke has been appointed vice president and chief compliance officer, reporting to Soneral.

•                  Nina Plaushin has been appointed vice president of Regulatory and Federal Affairs, and will assume additional responsibility for the company’s regulatory function.

•                  Kevin Burke, vice president of Human Resources and chief human resources officer, will assume additional responsibility for the company’s marketing and communications function, as well as responsibility for corporate facilities.

“I am pleased to have such an outstanding leadership team that has consistently delivered and is poised for continued growth and performance,” commented Welch.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along 15,400 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit ITC’s website at www.itc-holdings.com. (ITC-itc-F)

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Media contact:  Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

Investor/Analyst contact:  Gretchen Holloway, 248-946-3595; gholloway@itctransco.com